Exhibit 10.1

Novation OF LICENSE AgreementS

This Novation of License Agreements (this “Agreement”) dated as of April 17, 2025 (the “Effective Date”), is entered into by and among Cedars-Sinai Medical Center, a California non-profit corporation (the “Licensor”), Enviro Therapeutics, Inc., a California corporation (the “Original Licensee”), and Kairos Pharma, Ltd., a Delaware corporation (the “New Licensee”) (collectively, the “Parties”).

WHEREAS, the Original Licensee is a wholly-owned subsidiary of the New Licensee, and, following the Effective Date, the Original Licensee shall take all necessary steps to effectuate dissolution of the Original Licensee in accordance with applicable law;

NOW, THEREFORE, the Parties agree as follows:

1.	Underlying Agreements. This Agreement is entered into with reference to those certain exclusive license agreements, as each has been amended to date, by and between the Licensor and the Original Licensee as set forth in Exhibit A hereto and incorporated herein by this reference (collectively, the “Exclusive License Agreements”). All capitalized but undefined terms used herein shall have the meaning assigned to them in the Exclusive License Agreements.

2.	Novation. Effective as of the Effective Date, the New Licensee shall be substituted in all respects for Original Licensee in each of the Exclusive License Agreements. As such, the New Licensee hereby acquires and assumes all of Original Licensee’s rights and responsibilities under the Exclusive License Agreements as of the Effective Date, as they are fully assigned and delegated by the Original Licensee to the New Licensee. The New Licensee agrees to fully perform Original Licensee’s obligations thereunder, whether arising before, on, or after the Effective Date, including without limitation all payment, performance, and indemnification obligations.

3.	Release from Liability. The Original Licensee is hereby relieved from all of its obligations and liabilities as set forth in the Exclusive License Agreements arising on or after the Effective Date. Notwithstanding the foregoing, the New Licensee hereby accepts and assumes all obligations and liabilities of the Original Licensee, including those arising prior to the Effective Date.

4.	Representations and Warranties. The New Licensee and the Original Licensee each represent and warrant that: (a) Original Licensee is a wholly-owned subsidiary of the New Licensee; (b) it has full power and authority to enter into this Agreement and to perform its respective obligations hereunder; (c) the execution and delivery of this Agreement has been duly authorized; and (d) the execution, delivery, and performance of this Agreement does not and will not violate any agreement, instrument, law, or regulation applicable to it. The New Licensee represents and warrants that it meets all eligibility requirements to hold the Exclusive License Agreements and will comply with all terms and conditions thereof.

5.	Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law principles. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral. This Agreement may be amended only by a written instrument executed by all Parties. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party agrees to execute and deliver such further documents and take such further actions as may be reasonably necessary to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Enviro Therapeutics, Inc.

/s/ John S. Yu
By:	John S. Yu, M.D.
Its:	Chief Executive Officer

Kairos Pharma, Ltd.

/s/ John S. Yu
By:	John S. Yu, M.D.
Its:	Chief Executive Officer

Cedars-Sinai Medical Center

/s/ James D. Laur
By:	James D. Laur, JD
Its:	Chief Exec., IP & Health Ventures

Exhibit A

Exclusive License Agreements

between Enviro Therapeutics, Inc. and Cedars-Sinai Medical Center

1. Exclusive License Agreement to Compositions and Methods for Treating Diseases and Conditions by Depletion of Mitochondrial or Genomic DNA from Circulation and for Detection of Mitochondrial or Genomic DNA with Enviro Therapeutics, Inc. dated June 2, 2021, as amended by the First Amendment dated April 18, 2022, by the Second Amendment dated October 10, 2022, by the Third Amendment dated March 5, 2024, and by the Fourth Amendment dated November 13, 2024.

2. Exclusive License Agreement to Sensitization of Tumors to Therapies Through Endoglin Antagonism with Enviro Therapeutics, Inc. dated June 2, 2021, as amended by the First Amendment dated April 18, 2022, by the Second Amendment dated October 11, 2022, by the Third Amendment dated March 5, 2024, and by the Fourth Amendment dated November 13, 2024